                             Exhibit 10 (n)

FIRST LIBERTY BANK
------------------




                                              June 28, 1995


Mr. J. Larry Wallace
Executive Vice President
First Liberty Bank
6491 Peachtree Industrial Boulevard
Atlanta, Georgia  30360

Dear Mr. Wallace:

In consideration of your many years of past service to First Liberty Bank
(the "Bank") and of your agreement to continue your employment, this letter will confirm the following. In the event your employment is terminated due to change of control of the Bank or of First Liberty Financial Corp., i.e., a change of more than 24.9% in stock ownership, you will be paid six (6) months salary at the then current rate unless the resulting ownership entity offers you continued employment in a position with comparable responsibility and compensation.


                                            Sincerely,
                                            Robert F. Hatcher
                                            -----------------
                                            Robert F. Hatcher
                                            President and
                                            Chief Executive Officer










                                    118